UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 29, 2017

Jack Cooper Holdings Corp.

(Exact name of registrant as specified in its charter)

Delaware	333‑210698	26‑4822446
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Walnut Street, Suite 2400 Kansas City, Missouri	64106
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (816) 983‑4000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

◻Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

◻Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

◻Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b‑2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01.Other Events.

On June 29, 2017, Jack Cooper Enterprises, Inc. (“JCEI”) and Jack Cooper Holdings Corp. (“JCHC” and, together with JCEI, the “Company”) issued a press release announcing the completion of (i) an offer to exchange (the “Exchange Offer”) any and all of JCHC’s 9.25% Senior Secured Notes due 2020 (the “JCHC Notes”) for (a) cash and (b) warrants issued by JCEI exercisable for shares of Class B common stock of JCEI and a related solicitation of consents to amend the JCHC Notes and related indenture, release the collateral securing the JCHC Notes and consent to a general release and waiver of claims and (ii) an offer to purchase (the “Tender Offer” and, together with the Exchange Offer, the “Offers”) any and all of JCEI’s outstanding 10.50%/11.25% Senior PIK Toggle Notes due 2019 (the “JCEI Notes” and, together with the JCHC Notes, the “Existing Notes”) for cash and a related solicitation of consents to amend the JCEI Notes and related indenture and to a general release and waiver of claims.

The Company intends to fund the cash portions of the Exchange Transactions with the proceeds from an issuance of $227.5 million of a new series of 13.75% Senior Secured Notes due 2023 (the “New Secured Notes”).

The final settlement of the Offers and the issuance of the New Secured Notes is expected to occur on June 30, 2017.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8‑K.

Item 9.01.Financial Statements and Exhibits.

(d)   Exhibits

99.1Press release, dated June 29, 2017.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Jack Cooper Holdings Corp.

Date: June 30, 2017	By:	/s/ Kyle Haulotte
Kyle Haulotte
Chief Financial Officer